CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 6, 2003 accompanying the balance sheet of Pinnacle Security, Inc. as of December 31, 2002 and the related statements of income, and cash flows for the year then ended and hereby consent to the incorporation by reference to such report in a Registration Statement on Form SB-2.


/s/ Hawkins  Cloward & Simister, LC

Orem, Utah
May 30, 2003